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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment 1 to the Registration Statement on Form S-8 pertaining to the First Federal Savings Bank Savings Investment Plan of our report, dated January 22, 1999, with respect to the consolidated financial statements of First Federal Capital Corp included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


September 13, 1999
Milwaukee, Wisconsin                    /s/ Ernst & Young LLP